UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 13, 2011

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6000 Spine Road, Suite 100, Boulder, CO 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of New Frontier Media, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2011 (the “Original Filing”). This Amendment is being filed solely to file the revised redacted version of Exhibit 99.1 to the Original Filing, which has been revised in response to a comment that the Company received from the staff of the Commission in connection with the Company’s request for confidential treatment with respect thereto.

Except as described above, no attempt has been made in this Amendment to modify or update other items or disclosures presented in the Original Filing. This Amendment does not reflect events occurring after the date of the Original Filing or modify or update those disclosures that may be affected by subsequent events.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1*	Amendment to Amended and Restated Affiliation Agreement for DTH Satellite Exhibition of Cable Network Programming, dated May 13, 2011.

* Confidential portions of this agreement have been redacted pursuant to a confidential treatment request filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2011	NEW FRONTIER MEDIA, INC.

	By:	/s/ Michael Weiner
	Name:	Michael Weiner
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1*	Amendment to Amended and Restated Affiliation Agreement for DTH Satellite Exhibition of Cable Network Programming, dated May 13, 2011.

* Confidential portions of this agreement have been redacted pursuant to a confidential treatment request filed separately with the SEC.